Exhibit 10.5

Second Supplemental Indenture

SECOND SUPPLEMENTAL INDENTURE, (this “Supplemental Indenture”) dated as of October 29, 2019, by and among Lattice Engines, Inc., a Delaware corporation (the “Guaranteeing Entity”), The Dun & Bradstreet Corporation, as Issuer, and Wilmington Trust, National Association, a national banking association, as Trustee and Notes Collateral Agent under the Indenture referred to below.

W I T N E S S E T H:

WHEREAS, each of Star Merger Sub, Inc., the Trustee and the Notes Collateral Agent have heretofore executed and delivered an indenture dated as of February 8, 2019, as supplemented by the First Supplemental Indenture dated as of February 8, 2019 among the Issuer, the Guarantors named therein and the Trustee (as further amended, supplemented, waived or otherwise modified, the “Indenture”), providing for the issuance of an aggregate principal amount of $700 million of 6.875% Senior First Lien Notes due 2026 of the Issuer (the “Notes”);

WHEREAS, the Indenture provides that under certain circumstances the Guaranteeing Entity shall execute and deliver to the Trustee a supplemental indenture pursuant to which the Guaranteeing Entity shall unconditionally guarantee, on a joint and several basis with the other Guarantors, all of the Issuer’s Obligations under the Notes and the Indenture on the terms and conditions set forth herein and under the Indenture (the “Guarantee”); and

WHEREAS, pursuant to Section 9.1 of the Indenture, the Issuer, any Guarantor, the Trustee and the Notes Collateral Agent are authorized to execute and deliver a supplemental indenture to add additional Guarantors, without the consent of any Holder;

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Guaranteeing Entity, the Issuer, the other Guarantors, the Trustee and the Notes Collateral Agent mutually covenant and agree for the equal and ratable benefit of the Holders as follows:

ARTICLE I

DEFINITIONS

Section 1.1.  Defined Terms.  As used in this Supplemental Indenture, terms defined in the Indenture or in the preamble or recitals hereto are used herein as therein defined.  The words “herein,” “hereof” and “hereby” and other words of similar import used in this Supplemental Indenture refer to this Supplemental Indenture as a whole and not to any particular Section hereof.

ARTICLE II

AGREEMENT TO BE BOUND; GUARANTEE

Section 2.1.  Agreement to be Bound.  The Guaranteeing Entity hereby becomes a party to the Indenture as a Guarantor and as such will have all of the rights and be subject to all of the obligations and agreements of a Guarantor under the Indenture.

Section 2.2.  Guarantee.  The Guaranteeing Entity agrees, on a joint and several basis with all the existing Guarantors, to fully, unconditionally and irrevocably Guarantee to each Holder of the Notes and the Trustee the Guaranteed Obligations pursuant to  Article X of the Indenture on a senior basis.

ARTICLE III

MISCELLANEOUS

Section 3.1.  Notices.  All notices and other communications to the Guaranteeing Entity shall be given as provided in the Indenture to the Guaranteeing Entity, at its address set forth below, with a copy to the Issuer as provided in the Indenture for notices to the Issuer.

Lattice Engines, Inc.

c/o The Dun & Bradstreet Corporation

103 JFK Parkway, 2nd Floor

Short Hills, NJ 07078

Attention: General Counsel

Section 3.2.  Merger and Consolidation.  The Guaranteeing Entity shall not sell or otherwise dispose of all or substantially all of its assets to, or consolidate with or merge with or into another Person (other than the Issuer or any Restricted Subsidiary that is a Guarantor or becomes a Guarantor concurrently with the transaction) except in accordance with Section 4.1(f) of the Indenture.

Section 3.3.  Release of Guarantee.  This Guarantee shall be released in accordance with Section 10.2 of the Indenture.

Section 3.4.  Parties.  Nothing expressed or mentioned herein is intended or shall be construed to give any Person, firm or corporation, other than the Holders and the Trustee, any legal or equitable right, remedy or claim under or in respect of this Supplemental Indenture or the Indenture or any provision herein or therein contained.

Section 3.5.  Governing Law.  This Supplemental Indenture shall be governed by, and construed in accordance with, the laws of the State of New York.

Section 3.6.  Severability.  In case any provision in this Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby and such provision shall be ineffective only to the extent of such invalidity, illegality or unenforceability.

Section 3.7.  Benefits Acknowledged.  The Guaranteeing Entity’s Guarantee is subject to the terms and conditions set forth in the Indenture.  The Guaranteeing Entity acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by the Indenture and this Supplemental Indenture and that the guarantee and waivers made by it pursuant to this Guarantee are knowingly made in contemplation of such benefits.

Section 3.8.  Ratification of Indenture; Supplemental Indentures Part of Indenture.  Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect.  This Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of Notes heretofore or hereafter authenticated and delivered shall be bound hereby.

Section 3.9.  The Trustee and the Notes Collateral Agent.  The Trustee and the Notes Collateral Agent make no representation or warranty as to the validity or sufficiency of this Supplemental Indenture or with respect to the recitals contained herein, all of which recitals are made solely by the other parties hereto.

Section 3.10.  Counterparts.  The parties hereto may sign any number of copies of this Supplemental Indenture.  Each signed copy shall be an original, but all of them together represent the same agreement.  The exchange of copies of this Supplemental Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Supplemental Indenture as to the parties hereto and may be used

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in lieu of the original Supplemental Indenture for all purposes.  Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes.

Section 3.11.  Execution and Delivery.  The Guaranteeing Entity agrees that its Guarantee shall remain in full force and effect notwithstanding any failure to endorse on each Note a notation of any such Guarantee.

Section 3.12.  Headings.  The headings of the Articles and the Sections in this Supplemental Indenture are for convenience of reference only and shall not be deemed to alter or affect the meaning or interpretation of any provisions hereof.

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IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first above written.

LATTICE ENGINES, INC.,
as a Guarantor

By:	/s/ Stephen C. Daffron
	Name:	Stephen C. Daffron
	Title:	President

THE DUN & BRADSTREET CORPORATION

By:	/s/ Stephen C. Daffron
	Name:	Stephen C. Daffron
	Title:	President

[Signature Page to Second Supplemental Indenture (Secured)]

WILMINGTON TRUST, NATIONAL ASSOCIATION,
as Trustee and Notes Collateral Agent

By:	Jane Y. Schweiger
	Name:	Jane Y. Schweiger
	Title:	Vice President

[Signature Page to Second Supplemental Indenture (Secured)]